Exhibit 99.1

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2011

Thomas Properties Group, Inc.
Supplemental Financial Information
For the Quarter Ended June 30, 2011
This supplemental financial information, together with other statements and information publicly disseminated by Thomas Properties Group, Inc., contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events. Such statements are also based on assumptions and expectations which may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Management does not undertake any obligation to update information provided in forward-looking statements other than regularly scheduled releases of information. A discussion of some of the factors that may affect our future results is set forth under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our annual reports on Form 10-K and our quarterly reports on Form 10-Q, which are filed with the Securities and Exchange Commission.

Thomas Properties Group, Inc.
Supplemental Financial Information
COMPANY BACKGROUND
Thomas Properties Group, Inc. (“TPGI”) is a full-service real estate operating company that owns, acquires, develops and manages primarily office, as well as mixed-use properties on a nationwide basis. Our company’s primary areas of focus are the acquisition and ownership of interests in premier office properties, property development and redevelopment, and investment and property management activities.
Our Property Portfolio
Our properties are located in Southern California and Sacramento, California; Philadelphia, Pennsylvania; Northern Virginia; Houston, Texas; and Austin, Texas. As of June 30, 2011, we own interests in and asset manage 27 operating properties with 13.3 million rentable square feet and provide leasing, asset and/or property management services on behalf of third parties for an additional five operating properties with 2.7 million rentable square feet.
Our Investment Management Platform
Our sponsorship of partnerships and joint ventures provides us with additional institutional capital for investment as well as the opportunity to earn fees for asset management, property management, leasing and other services, as well as possible carried interest or promote fees.
TPG/CalSTRS, LLC (“TPG/CalSTRS”) is a value-add/core-plus joint venture with the California State Teachers’ Retirement System (“CalSTRS”), which has total capital commitments of $511.7 million of which $24.9 million and $13.9 million is currently unfunded by CalSTRS and us, respectively. This joint venture, in which our operating partnership, Thomas Properties Group, L.P. (“TPG”), is the managing member, currently owns 12 office properties. The joint venture also holds a 25% interest in a separate joint venture which owns an additional ten office properties in Austin, Texas.
Our Thomas High Performance Green Fund is intended to invest in commercial properties to be developed or redeveloped into high performance, energy-efficient, high productivity buildings. The fund currently has total capital commitments of $80 million, of which we have committed $50 million, and all of which is unfunded. The Green Fund is expected to invest nationally, focusing on markets with green sensibility and attractive office fundamentals. Green Fund investments will potentially seek ratings from the U.S. Green Building Council's LEED Green Building Rating System.
Estimated Net Asset Value Workbook (NAV Workbook)
Along with this Supplemental Financial Information, we are making available an NAV Workbook to facilitate the calculation of an estimated Net Asset Value (NAV) per share for TPGI. The NAV Workbook (in the form of a Microsoft Excel file) can be found on our website, www.tpgre.com, in the Supplemental Financial Information section of the Investor Relations tab. The NAV Workbook presents information from this Supplemental Financial Information, and allows the insertion of capitalization rates and multiples which are used to calculate an estimated NAV for specific portion of our business. These calculations are then summarized in the NAV Workbook to show the resulting NAV per share as of June 30, 2011.
Current Events
Refinancings:
On June 21, 2011, the Partnership that owns Murano closed on a new first mortgage loan in the amount of $21.5 million. At closing, $19.9 million of the loan was funded, with an additional $1.4 million available for funding interest payments and $0.2 million available for leasing costs related to the retail space. The loan bears interest at the one-month London Inter Bank Offered Rate (“LIBOR”) plus 3.75% and matures on December 15, 2013. The new mortgage loan refinances the prior construction loan that had an outstanding balance of $19.9 million, which was scheduled to mature on July 31, 2011 and was bearing interest at 9.5%.
During the second quarter, we elected to exercise a one-year extension option on the Campus El Segundo, Research Park Plaza and Stonebridge Plaza mortgages. There are no further debt maturities in our portfolio until 2012.
Properties Held for Sale:We have begun marketing efforts for the sale of three unconsolidated joint venture properties, 2500 City West, Centerpointe I & II, and Research Park Plaza I and II. These properties are reflected in the "Investments in Real Estate - Held for Sale" line item on the Unconsolidated Real Estate Entities Balance Sheets.

Thomas Properties Group, Inc.
Supplemental Financial Information
OPERATING AND FINANCIAL INFORMATION
Financial Measures
This supplemental financial information includes certain financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) under the full consolidation accounting method, and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). We believe the financial measures presented under the pro-rata consolidation method provide supplemental information helpful to an understanding of our results of operations and financial condition. Along with net income, we use three additional measures; Earnings before Depreciation, Amortization and Taxes (“EBDT”), After Tax Cash Flow (“ATCF”) and Same Property Net Operating Income ("NOI"), to report operating results. EBDT, ATCF and NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results by providing useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include items that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. Management uses these non-GAAP financial measures to review our company’s operating results for comparative purposes with respect to previous periods or forecasts, and also to evaluate future prospects. Our investors can also use these non-GAAP financial measures as supplementary information to evaluate operating performance. Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.
Pro-Rata Consolidated Statements of Operations and Pro-Rata Consolidated Balance Sheets
Included are pro-rata consolidated statements of operations, as well as pro-rata consolidated balance sheets, because we believe this information is useful to investors as this method reflects the manner in which we operate our business, and provides more detailed information regarding the operations of the unconsolidated investments. We have made investments in which our economic ownership is less than 100% as a means of procuring additional investment opportunities and sharing risk. A significant amount of our business activity has been conducted through our unconsolidated investments. Under GAAP, these investments are not consolidated in our financial statements. Under the pro-rata consolidation method, we present the results of our investments proportionate to our share of ownership. Our management considers the performance of our unconsolidated investments both individually and as a contributing factor to our operating performance for purposes of financial planning and making operating decisions. We believe this presentation of the performance of our unconsolidated investments is helpful to investors in understanding and evaluating our current operating performance as well as for purposes of period-to-period comparisons. We provide reconciliations from the full consolidation method to the pro-rata consolidation method on pages 7 - 8 of this supplemental financial information.
Earnings Before Depreciation, Amortization and Taxes (EBDT) and After Tax Cash Flow (ATCF) and Same Property Net Operating Income (NOI)
EBDT, ATCF and Same Property NOI are non-GAAP financial measures and may not be directly comparable to similarly-titled measures reported by other companies. We present these financial measures under the pro-rata consolidation method to provide supplemental information helpful to an understanding of our results of operations. Although these financial measures are not presented in accordance with GAAP, we believe these measures assist investors in understanding our business and operating results. EBDT and ATCF reflect operating performance measurements for our company that assist management in evaluating trends for comparative and planning purposes. Same Property NOI is considered to be an indicator of the performance of our operating properties and is not a performance measurement of the operations of the Company. Our non-GAAP financial measures are not intended to be regarded as alternatives to, or more meaningful than, our GAAP financial measures.
See pages 10 and 11 for a discussion of EBDT and a reconciliation of EBDT to net income (loss), pages 12 and 13 for a discussion of ATCF and a reconciliation of ATCF to net income (loss) and pages 19 and 20 for a discussion of Same Property NOI and a reconciliation of Same Property NOI to Pro-Rata NOI.

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share data) (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Rental	$7,475	$7,240	$14,787	$14,488
Tenant reimbursements	5,056	5,461	11,385	10,500
Parking and other	715	794	1,517	1,798
Investment advisory, management, leasing and development services	1,313	1,966	2,124	3,949
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,705	3,949	9,366	7,453
Reimbursement of property personnel costs	1,492	1,398	3,024	2,810
Condominium sales	2,558	5,169	3,038	9,322
Total revenues	23,314	25,977	45,241	50,320
Expenses:
Property operating and maintenance	5,586	6,459	12,173	12,711
Real estate and other taxes	1,875	1,715	3,762	3,476
Investment advisory, management, leasing and development services	3,610	2,675	6,639	5,034
Reimbursable property personnel costs	1,492	1,398	3,024	2,810
Cost of condominium sales	1,653	3,779	1,987	6,797
Interest	4,634	4,739	9,298	9,548
Depreciation and amortization	3,348	3,503	6,741	6,973
General and administrative	3,947	2,821	7,877	6,496
Total expenses	26,145	27,089	51,501	53,845
Interest income	7	29	20	38
Equity in net loss of unconsolidated real estate entities	(891)	(636)	(1,585)	(1,476)
Loss before income taxes and noncontrolling interests	(3,715)	(1,719)	(7,825)	(4,963)
Provision for income taxes	(109)	(196)	(205)	(355)
Net loss	(3,824)	(1,915)	(8,030)	(5,318)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	982	483	2,058	1,509
Partners in consolidated real estate entities	(164)	(33)	(319)	(77)
	818	450	1,739	1,432
TPGI share of net loss	$(3,006)	$(1,465)	$(6,291)	$(3,886)
Loss per share-basic and diluted	$(0.08)	$(0.04)	$(0.17)	$(0.12)
Weighted average common shares-basic and diluted	36,647,394	34,202,493	36,591,261	32,324,977

Thomas Properties Group, Inc. Supplemental Financial Information CONSOLIDATED BALANCE SHEETS (in thousands)

	June 30, 2011	December 31, 2010		June 30, 2011	December 31, 2010
	(unaudited)	(audited)		(unaudited)	(audited)
ASSETS			LIABILITIES AND EQUITY
Investments in real estate:			Liabilities:
Operating properties, net	$263,689	$266,859	Mortgage and other secured loans	$296,305	$300,536
Land improvements—development properties	96,576	96,585	Accounts payable and other liabilities	11,806	14,154
	360,265	363,444	Unrecognized tax benefits	14,505	14,412
Condominium units held for sale	48,022	49,827	Prepaid rent and deferred revenue	3,563	2,888
Investments in real estate - held for sale	2,827	2,819	Below market rents, net	354	454
Investments in unconsolidated real estate entities	9,924	17,975	Total liabilities	326,533	332,444
Cash and cash equivalents, unrestricted	44,110	42,363
Restricted cash	9,220	13,069	Equity:
Rents and other receivables, net	1,481	1,754	Stockholders’ equity:
Receivables from unconsolidated real estate entities	2,834	2,979	Common stock	371	369
Deferred rents	14,959	14,592	Limited voting stock	123	123
Deferred leasing and loan costs, net	12,680	13,538	Additional paid-in capital	208,281	207,953
Above market rents, net	508	617	Retained deficit and dividends, including $9 and $2 of other comprehensive income as of June 30, 2011 and December 31, 2010, respectively	(67,074)	(60,790)
Deferred tax asset, net of valuation allowance	13,460	13,460	Total stockholders’ equity	141,701	147,655
Other assets, net	6,834	3,798	Noncontrolling interests:
Total assets	$527,124	$540,235	Unitholders in the Operating Partnership	49,543	51,478
			Partners in consolidated real estate entities	9,347	8,658
			Total noncontrolling interests	58,890	60,136
			Total equity	200,591	207,791
			Total liabilities and equity	$527,124	$540,235

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)
The following are the combined statements of operations of our unconsolidated real estate entities for the three and six months ended June 30, 2011 and 2010.

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenues:
Rental	$42,810	$44,311	$86,485	$88,885
Tenant reimbursements	19,843	20,432	40,236	40,776
Parking and other	7,135	6,413	14,083	12,924
Total revenues	69,788	71,156	140,804	142,585
Expenses:
Property operating and maintenance	27,171	27,317	54,031	54,100
Real estate and other taxes	8,646	9,225	17,061	18,438
Interest	27,233	24,230	54,061	47,362
Depreciation and amortization	24,144	25,496	48,281	51,205
Total expenses	87,194	86,268	173,434	171,105
Loss from continuing operations	(17,406)	(15,112)	(32,630)	(28,520)
Interest income	13	19	29	37
Equity in net income of unconsolidated real estate entities	—	25	—	54
Loss from discontinued operations	(3,408)	(1,343)	(3,013)	(2,973)
Net loss	$(20,801)	$(16,411)	$(35,614)	$(31,402)
TPGI share of equity in net loss of unconsolidated real estate entities	$(891)	$(636)	$(1,585)	$(1,476)

Thomas Properties Group, Inc.
Supplemental Financial Information
UNCONSOLIDATED REAL ESTATE ENTITIES BALANCE SHEETS
(in thousands)
(unaudited)
The following are the combined balance sheets of our unconsolidated real estate entities as of June 30, 2011 and December 31, 2010.

	June 30, 2011	December 31, 2010
ASSETS
Investments in real estate, net	$1,925,232	$1,948,348
Investments in real estate - held for sale	249,984	252,194
Cash and cash equivalents, unrestricted	15,933	34,904
Restricted cash	28,574	30,306
Rents and other receivables, net	3,778	2,758
Above market rents, net	233	405
Deferred rents	92,895	87,640
Deferred leasing and loan costs, net	112,469	116,228
Other assets	9,499	5,875
Assets associated with discontinued operations	12,468	24,203
Total assets	$2,451,065	$2,502,861

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$1,751,891	$1,732,135
Accounts and interest payable and other liabilities	78,417	87,467
Below market rents, net	41,408	47,317
Liabilities associated with discontinued operations	202,973	208,342
Total liabilities	2,074,689	2,075,261
Equity	376,376	427,600
Total liabilities and equity	$2,451,065	$2,502,861

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the three months ended June 30, 2011 and 2010, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the three months ended June 30, 2011			For the three months ended June 30, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$7,475	$6,482	$13,957	$7,240	$8,479	$15,719
Tenant reimbursements	5,056	2,562	7,618	5,461	3,544	9,005
Parking and other	715	868	1,583	794	1,225	2,019
Investment advisory, management, leasing and development services	1,313	—	1,313	1,966	—	1,966
Investment advisory, management, leasing and development services- unconsolidated real estate entities	4,705	108	4,813	3,949	129	4,078
Reimbursement of property personnel costs	1,492	—	1,492	1,398	—	1,398
Condominium sales	2,558	—	2,558	5,169	—	5,169
Total revenues	23,314	10,020	33,334	25,977	13,377	39,354
Expenses:
Property operating and maintenance	5,586	3,576	9,162	6,459	4,830	11,289
Real estate and other taxes	1,875	1,187	3,062	1,715	1,465	3,180
Investment advisory, management, leasing and development services	3,610	—	3,610	2,675	—	2,675
Reimbursable property personnel costs	1,492	—	1,492	1,398	—	1,398
Cost of condominium sales	1,653	—	1,653	3,779	—	3,779
Interest	4,634	3,544	8,178	4,739	3,857	8,596
Depreciation and amortization	3,348	2,960	6,308	3,503	3,734	7,237
General and administrative	3,947	—	3,947	2,821	—	2,821
Total expenses	26,145	11,267	37,412	27,089	13,886	40,975
Interest income	7	134	141	29	80	109
Equity in net (loss) income of unconsolidated real estate entities	(891)	891	—	(636)	636	—
Loss before income taxes and noncontrolling interests	(3,715)	(222)	(3,937)	(1,719)	207	(1,512)
Provision for income taxes	(109)	—	(109)	(196)	—	(196)
Net loss	(3,824)	(222)	(4,046)	(1,915)	207	(1,708)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	982	—	982	483	—	483
Partners in consolidated real estate entities	(164)	—	(164)	(33)	—	(33)
	818	—	818	450	—	450
Loss before discontinued operations	(3,006)	(222)	(3,228)	(1,465)	207	(1,258)
Income (loss) from discontinued operations	—	222	222	—	(207)	(207)
TPGI share of net loss	$(3,006)	$—	$(3,006)	$(1,465)	$—	$(1,465)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED STATEMENTS OF OPERATIONS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated statements of operations of TPGI for the six months ended June 30, 2011 and 2010, including reconciliation from the consolidated statements of operations to the pro-rata consolidated statements of operations.

	For the six months ended June 30, 2011			For the six months ended June 30, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
Revenues:
Rental	$14,787	$13,076	$27,863	$14,488	$17,035	$31,523
Tenant reimbursements	11,385	5,032	16,417	10,500	7,062	17,562
Parking and other	1,517	1,698	3,215	1,798	2,438	4,236
Investment advisory, management, leasing and development services	2,124	—	2,124	3,949	—	3,949
Investment advisory, management, leasing and development services- unconsolidated real estate entities	9,366	216	9,582	7,453	205	7,658
Reimbursement of property personnel costs	3,024	—	3,024	2,810	—	2,810
Condominium sales	3,038	—	3,038	9,322	—	9,322
Total revenues	45,241	20,022	65,263	50,320	26,740	77,060
Expenses:
Property operating and maintenance	12,173	6,948	19,121	12,711	9,572	22,283
Real estate and other taxes	3,762	2,362	6,124	3,476	2,926	6,402
Investment advisory, management, leasing and development services	6,639	—	6,639	5,034	—	5,034
Reimbursable property personnel costs	3,024	—	3,024	2,810	—	2,810
Cost of condominium sales	1,987	—	1,987	6,797	—	6,797
Interest	9,298	7,041	16,339	9,548	7,447	16,995
Depreciation and amortization	6,741	5,811	12,552	6,973	7,939	14,912
General and administrative	7,877	—	7,877	6,496	—	6,496
Total expenses	51,501	22,162	73,663	53,845	27,884	81,729
Interest income	20	253	273	38	155	193
Equity in net (loss) income of unconsolidated real estate entities	(1,585)	1,585	—	(1,476)	1,476	—
Loss before income taxes and noncontrolling interests	(7,825)	(302)	(8,127)	(4,963)	487	(4,476)
Provision for income taxes	(205)	—	(205)	(355)	—	(355)
Net loss	(8,030)	(302)	(8,332)	(5,318)	487	(4,831)
Noncontrolling interests' share of net loss:
Unitholders in the Operating Partnership	2,058	—	2,058	1,509	—	1,509
Partners in consolidated real estate entities	(319)	—	(319)	(77)	—	(77)
	1,739	—	1,739	1,432	—	1,432
Loss before discontinued operations	(6,291)	(302)	(6,593)	(3,886)	487	(3,399)
Income (loss) from discontinued operations	—	302	302	—	(487)	(487)
TPGI share of net loss	$(6,291)	$—	$(6,291)	$(3,886)	$—	$(3,886)

Thomas Properties Group, Inc.
Supplemental Financial Information
PRO-RATA CONSOLIDATED BALANCE SHEETS (NON-GAAP)
(in thousands)
(unaudited)
The following are the pro-rata consolidated balance sheets of TPGI as of June 30, 2011 and December 31, 2010, including reconciliation from the consolidated balance sheets to the pro-rata consolidated balance sheets.

	June 30, 2011			December 31, 2010
	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata	Consolidated	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata
ASSETS
Investments in real estate, net	$360,265	$209,381	$569,646	$363,444	$215,455	$578,899
Investments in unconsolidated real estate entities	9,924	(9,924)	—	17,975	(17,975)	—
Condominium units held for sale	48,022	—	48,022	49,827	—	49,827
Investments in real estate - held for sale	2,827	39,192	42,019	2,819	29,817	32,636
Cash and cash equivalents, unrestricted	44,110	2,661	46,771	42,363	8,061	50,424
Restricted cash	9,220	4,630	13,850	13,069	7,656	20,725
Rents and other receivables, net	4,315	715	5,030	4,733	774	5,507
Above market rents, net	508	54	562	617	86	703
Deferred rents	14,959	12,212	27,171	14,592	13,236	27,828
Deferred leasing and loan costs, net	12,680	15,348	28,028	13,538	17,344	30,882
Deferred tax asset, net of valuation allowance	13,460	—	13,460	13,460	—	13,460
Other assets	6,834	1,266	8,100	3,798	864	4,662
Assets associated with discontinued operations	—	2,961	2,961	—	1,179	1,179
Total assets	$527,124	$278,496	$805,620	$540,235	$276,497	$816,732

LIABILITIES AND EQUITY
Mortgage, other secured, and unsecured loans	$296,305	$224,761	$521,066	$300,536	$236,216	$536,752
Accounts payable and other liabilities	11,806	7,861	19,667	14,154	9,545	23,699
Unrecognized tax benefits	14,505	—	14,505	14,412	—	14,412
Below market rents, net	354	3,231	3,585	454	3,850	4,304
Prepaid rent and deferred revenue	3,563	1,879	5,442	2,888	1,817	4,705
Liabilities associated with discontinued operations	—	40,764	40,764	—	25,069	25,069
Total liabilities	326,533	278,496	605,029	332,444	276,497	608,941
Noncontrolling interests	58,890	—	58,890	60,136	—	60,136
Total stockholders' equity	141,701	—	141,701	147,655	—	147,655
Total liabilities and equity	$527,124	$278,496	$805,620	$540,235	$276,497	$816,732

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Loss to EBDT:

	For the three months ended June 30, 2011				For the three months ended June 30, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net loss	$(3,006)	$—	$—	$(3,006)	$(1,465)	$—	$—	$(1,465)
Income tax provision	109	—	—	109	196	—	—	196
Noncontrolling interests - unitholders in the Operating Partnership	(982)	—	—	(982)	(483)	—	—	(483)
Depreciation and amortization	3,348	2,960	187	6,495	3,503	3,733	602	7,838
Amortization of loan costs	225	83	6	314	227	153	16	396
EBDT	$(306)	$3,043	$193	$2,930	$1,978	$3,886	$618	$6,482
TPGI share of EBDT (1)	$(229)	$2,273	$144	$2,188	$1,391	$2,779	$440	$4,610

EBDT per share - basic				$0.06				$0.13
EBDT per share - diluted				$0.06				$0.13

Weighted average common shares outstanding - basic				36,647,394				34,202,493
Weighted average common shares outstanding - diluted				36,901,635				34,472,138

(1) Based on an interest in our operating partnership of 74.70% and 71.23% for the three months ended June 30, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
EARNINGS BEFORE DEPRECIATION, AMORTIZATION AND TAXES (EBDT) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We use EBDT as a supplemental performance measure. EBDT excludes the following items: i) income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization; and iv) amortization of loan costs. EBDT provides a performance measure that, when compared year over year, reflects the impact to operations from changes in occupancy, rental rates, operating costs, development and redevelopment activities, general and administrative expenses, and interest costs; and EBDT provides perspective on operating performance not immediately apparent from net income. EBDT should be considered only as a supplement to net income as a measure of our performance. EBDT also assists our management in identifying trends for purposes of financial planning and forecasting results. However, the usefulness of EBDT as a performance measure is limited and EBDT should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. EBDT also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.
Reconciliation of Net Loss to EBDT:

	For the six months ended June 30, 2011				For the six months ended June 30, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net loss	$(6,291)	$—	$—	$(6,291)	$(3,886)	$—	$—	$(3,886)
Income tax provision	205	—	—	205	355	—	—	355
Noncontrolling interests - unitholders in the Operating Partnership	(2,058)	—	—	(2,058)	(1,509)	—	—	(1,509)
Depreciation and amortization	6,741	5,811	539	13,091	6,973	7,939	1,195	16,107
Amortization of loan costs	427	135	15	577	483	294	42	819
EBDT	$(976)	$5,946	$554	$5,524	$2,416	$8,233	$1,237	$11,886
TPGI share of EBDT (1)	$(729)	$4,443	$414	$4,128	$1,693	$5,768	$867	$8,328

EBDT per share - basic				$0.11				$0.26
EBDT per share - diluted				$0.11				$0.26

Weighted average common shares outstanding - basic				36,591,261				32,324,977
Weighted average common shares outstanding - diluted				36,856,060				32,559,488

(1) Based on an interest in our operating partnership of 74.73% and 70.07% for the six months ended June 30, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Loss to ATCF:

	For the three months ended June 30, 2011				For the three months ended June 30, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net loss	$(3,006)	$—	$—	$(3,006)	$(1,465)	$—	$—	$(1,465)
Income tax provision	109	—	—	109	196	—	—	196
Noncontrolling interests - unitholders in the Operating Partnership	(982)	—	—	(982)	(483)	—	—	(483)
Depreciation and amortization	3,348	2,960	187	6,495	3,503	3,733	602	7,838
Amortization of loan costs	225	83	6	314	227	153	16	396
Non-cash compensation expense	164	—	—	164	(329)	—	—	(329)
Straight-line rent adjustments	(85)	(25)	(66)	(176)	(252)	(181)	(31)	(464)
Adjustments to reflect the fair market value of rent	7	(210)	(7)	(210)	1	(286)	(16)	(301)
ATCF before income taxes	$(220)	$2,808	$120	$2,708	$1,398	$3,419	$571	$5,388

TPGI share of ATCF before income taxes (1)	$(164)	$2,097	$90	$2,023	$984	$2,445	$407	$3,836
TPGI income tax expense-current	(52)	—	—	(52)	(34)	—	—	(34)
TPGI share of ATCF	$(216)	$2,097	$90	$1,971	$950	$2,445	$407	$3,802

ATCF per share - basic				$0.05				$0.11
ATCF per share - diluted				$0.05				$0.11

Weighted average common shares outstanding - basic				36,647,394				34,202,493
Weighted average common shares outstanding - diluted				36,901,635				34,472,138

(1) Based on an interest in our operating partnership of 74.70% and 71.23% for the three months ended June 30, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
AFTER TAX CASH FLOW (ATCF) (NON-GAAP)
(in thousands, except share and per share data)
(unaudited)
We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation, amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustments to rental revenue to reflect the fair market value of rent; and viii) gain from extinguishment of debt. Our management utilizes ATCF data in assessing performance of our business operations in period to period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).
Reconciliation of Net Loss to ATCF:

	For the six months ended June 30, 2011				For the six months ended June 30, 2010
		Plus Unconsolidated Investments at Pro-Rata				Plus Unconsolidated Investments at Pro-Rata
	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata	Consolidated	Continuing Operations	Discontinued Operations	Pro-Rata
Net loss	$(6,291)	$—	$—	$(6,291)	$(3,886)	$—	$—	$(3,886)
Income tax provision	205	—	—	205	355	—	—	355
Noncontrolling interests - unitholders in the Operating Partnership	(2,058)	—	—	(2,058)	(1,509)	—	—	(1,509)
Depreciation and amortization	6,741	5,811	539	13,091	6,973	7,939	1,195	16,107
Amortization of loan costs	427	135	15	577	483	294	42	819
Non-cash compensation expense	533	—	—	533	179	—	—	179
Straight-line rent adjustments	(148)	(137)	(168)	(453)	(792)	(407)	(87)	(1,286)
Adjustments to reflect the fair market value of rent	9	(444)	7	(428)	1	(553)	(50)	(602)
ATCF before income taxes	$(582)	$5,365	$393	$5,176	$1,804	$7,273	$1,100	$10,177

TPGI share of ATCF before income taxes (1)	$(435)	$4,009	$294	$3,868	$1,264	$5,096	$771	$7,131
TPGI income tax expense-current	(109)	—	—	(109)	(84)	—	—	(84)
TPGI share of ATCF	$(544)	$4,009	$294	$3,759	$1,180	$5,096	$771	$7,047

ATCF per share - basic				$0.10				$0.22
ATCF per share - diluted				$0.10				$0.22

Weighted average common shares outstanding - basic				36,591,261				32,324,977
Weighted average common shares outstanding - diluted				36,856,060				32,559,488

(1) Based on an interest in our operating partnership of 74.73% and 70.07% for the six months ended June 30, 2011 and 2010, respectively.

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Three months ended June 30, 2011	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$411	$25	$168	$65	$669
Unconsolidated real estate entities	2,376	280	1,531	1,368	5,555
Managed properties	433	117	693	69	1,312
Total investment advisory, management, leasing and development services revenue	$3,220	$422	$2,392	$1,502	7,536
Investment advisory, management, leasing and development services expenses					(3,610)
Net investment advisory, management, leasing and development services income					$3,926

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$7,536
Elimination of intercompany fee revenues					(1,518)
Investment advisory, management, leasing and development services revenue, as reported					$6,018

Three months ended June 30, 2010
Source of revenues:
Consolidated real estate entities	$396	$3	$50	$113	$562
Unconsolidated real estate entities	2,398	155	1,062	1,341	4,956
Managed properties	402	1,192	255	117	1,966
Total investment advisory, management, leasing and development services revenue	$3,196	$1,350	$1,367	$1,571	7,484
Investment advisory, management, leasing and development services expenses					(2,675)
Net investment advisory, management, leasing and development services income					$4,809

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$7,484
Elimination of intercompany fee revenues					(1,569)
Investment advisory, management, leasing and development services revenue, as reported					$5,915

Thomas Properties Group, Inc.
Supplemental Financial Information
INVESTMENT ADVISORY, MANAGEMENT, LEASING AND DEVELOPMENT SERVICES
(in thousands)
(unaudited)

Six months ended June 30, 2011	Property Management Fees	Development Services Fees	Leasing Fees	Investment Advisory Fees	Total Fees
Source of revenues:
Consolidated real estate entities	$829	$77	$313	$133	$1,352
Unconsolidated real estate entities	4,761	456	2,921	2,732	10,870
Managed properties	811	480	701	131	2,123
Total investment advisory, management, leasing and development services revenue	$6,401	$1,013	$3,935	$2,996	14,345
Investment advisory, management, leasing and development services expenses					(6,639)
Net investment advisory, management, leasing and development services income					$7,706

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$14,345
Elimination of intercompany fee revenues					(2,855)
Investment advisory, management, leasing and development services revenue, as reported					$11,490

Six months ended June 30, 2010
Source of revenues:
Consolidated real estate entities	$777	$271	$161	$225	$1,434
Unconsolidated real estate entities	4,912	249	1,386	2,751	9,298
Managed properties	846	2,591	287	224	3,948
Total investment advisory, management, leasing and development services revenue	$6,535	$3,111	$1,834	$3,200	14,680
Investment advisory, management, leasing and development services expenses					(5,034)
Net investment advisory, management, leasing and development services income					$9,646

Reconciliation to GAAP presentation:
Total investment advisory, management, leasing and development services revenue					$14,680
Elimination of intercompany fee revenues					(3,278)
Investment advisory, management, leasing and development services revenue, as reported					$11,402

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA
Our Operating Properties

		As of June 30, 2011			TPGI Share (1) (in thousands except square footage)
	Location	Rentable Square Feet (2)	Percent Leased	TPGI Percentage Interest	Rentable Square Feet	Trailing Twelve Months Ended June 30, 2011 Adjusted Historical NOI - Cash Basis (3)	Current Annualized NOI (4)	Pro-Forma Annualized NOI at 95% Occupancy (5)	Estimataed Leasing Capital Costs (6)	Net Current Assets	Loan Balance at June 30, 2011		Remaining Loan Capacity at June 30, 2011
Consolidated Operating Properties
One Commerce Square (7)	Philadelphia, PA	942,866	88.1%	100.0%	942,866	$11,816	$13,890	$14,996	$(5,003)	$—	$131,971		$—
Two Commerce Square (7)	Philadelphia, PA	953,276	85.5	100.0	953,276	11,963	13,700	15,240	(6,503)	—	110,009		—
Four Points Centre (Office)	Austin, TX	192,062	24.8	100.0	192,062	(559)	(363)	1,888	(6,472)	—	23,067		7,628
Four Points Centre (Retail)	Austin, TX	6,600	—	100.0	6,600	(20)	(37)	144	(168)	—	—		—
Subtotal Consolidated Operating Properties		2,094,804	80.8		2,094,804	23,200	27,190	32,268	(18,146)	—	265,047		7,628

Joint Venture Operating Properties
2121 Market Street	Philadelphia, PA	154,959	100.0	50.0	77,480	1,308	1,370	1,302	—	96	8,994		—

TPG/CalSTRS Joint Venture:
City National Plaza	Los Angeles, CA	2,496,084	87.6	7.9	198,127	3,110	3,657	3,994	(1,922)	(67)	29,349		—
Reflections I	Reston, VA	123,546	—	25.0	30,887	128	(120)	660	(1,995)	218	5,294		—
Reflections II	Reston, VA	64,253	100.0	25.0	16,063	349	328	312	—	222	2,206		—
2500 City West (8)	Houston, TX	578,284	87.7	25.0	144,571	1,862	1,994	2,238	(447)	69	16,250		—
San Felipe Plaza	Houston, TX	980,472	85.8	25.0	245,118	2,945	3,285	3,738	(1,163)	(126)	27,500		—
Brookhollow Central I, II, and III	Houston, TX	806,004	64.9	25.0	201,501	747	1,148	2,059	(5,584)	(628)	9,438		4,313
CityWestPlace	Houston, TX	1,473,020	99.0	25.0	368,255	5,572	6,198	5,948	(112)	(601)	54,000		—
Fair Oaks Plaza	Fairfax, VA	179,688	89.0	25.0	44,922	673	773	835	(305)	115	11,075		—
Centerpointe I & II (8)(9)	Fairfax, VA	421,859	91.3	25.0	105,465	1,716	2,343	2,437	(250)	1,214	19,291		—
Subtotal TPG/CalSTRS Joint Venture		7,123,210	86.0		1,354,909	17,102	19,606	22,221	(11,778)	416	174,403		4,313
Austin Portfolio:
Frost Bank Tower	Austin, TX	535,078	92.7	6.3	33,442	674	788	809	(86)	(303)	9,375		—
300 West 6th Street	Austin, TX	454,225	78.9	6.3	28,389	557	514	633	(402)	(141)	7,938		—
San Jacinto Center	Austin, TX	410,248	80.8	6.3	25,641	260	388	475	(264)	(217)	6,313		—
One Congress Plaza	Austin, TX	518,385	89.3	6.3	32,399	509	545	588	(194)	(221)	8,000		—
One American Center	Austin, TX	503,951	82.3	6.3	31,497	374	465	553	(272)	32	7,500		—
Stonebridge Plaza II	Austin, TX	192,864	90.2	6.3	12,054	159	182	192	(48)	(39)	2,344		—
Research Park Plaza I and II (8)	Austin, TX	271,882	95.5	6.3	16,993	299	330	328	(14)	(50)	3,219		—
Westech 360 I-IV	Austin, TX	175,529	58.9	6.3	10,971	23	68	123	(131)	(28)	7,625	(10)	—
Park Centre	Austin, TX	203,193	83.3	6.3	12,700	107	90	111	(54)	(30)	—	(10)	—
Great Hills Plaza	Austin, TX	139,252	79.2	6.3	8,703	54	80	96	(76)	(34)	—	(10)	—
Subtotal Austin Portfolio		3,404,607	84.6		212,789	3,016	3,450	3,908	(1,541)	(1,031)	52,314		—
Total / Average		12,777,580	84.9%		3,739,982	$44,626	$51,616	$59,699	$(31,465)	$(519)	$500,758		$11,941
Properties Controlled by a Receiver
Oak Hill Plaza	King of Prussia, PA	164,360	98.9%	25.0%	41,090						$11,113	(11)
Walnut Hill Plaza	King of Prussia, PA	150,573	49.9	25.0	37,643						—	(11)
Four Falls Corporate Center	Conshohocken, PA	253,985	78.6	25.0	63,496						13,017
		568,918			142,229						$24,130	(12)
Footnotes on following page.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Footnotes to Portfolio Data on previous page:

(1)	TPGI share information set forth in the table on the previous page is calculated by multiplying the applicable data for each property by our percentage ownership of each property.

(2)	For purposes of the table on the previous page, both on-site and off-site parking is excluded. Total portfolio square footage includes office properties and mixed-use space (including retail).

(3)	Adjusted historical net operating income - cash basis represents the sum of (in thousands):

		Less	Plus	Trailing
	Twelve	Six	Six	Twelve
	Months Ended	Months Ended	Months Ended	Months Ended
	December 31, 2010	June 30, 2010	June 30, 2011	June 30, 2011
Rental, tenant reimbursements, and parking and other revenue	$99,193	$(53,321)	$47,495	$93,367
Property operating and maintenance expenses and real estate taxes	(54,234)	28,685	(25,245)	(50,794)
Pro-Rata Net Operating Income	44,959	(24,636)	22,250	42,573
Adjustments:
Straight line and other GAAP rent adjustments	(4,354)	2,106	(1,517)	(3,765)
Free rent granted and termination fees earned for the period	2,654	(1,110)	1,074	2,618
Net operating loss from Green Fund	445	(250)	10	205
Net operating loss from development properties	2,790	(1,564)	855	2,081
Net operating income from properties controlled by special servicer	(1,507)	752	(717)	(1,472)
Net operating income (loss) from discontinued operations	3,804	(1,605)	2,212	4,411
Elimination of intercompany revenues and expenses	(2,429)	1,312	(870)	(1,987)
Adjustment to revenues and operating expenses for change in ownership interest in City National Plaza	(3,468)	3,468	—	—
Other (revenue)/expenses	—	—	(38)	(38)
Adjusted Historical Net Operating Income - Cash Basis	$42,894	$(21,527)	$23,259	$44,626

(4)
Current annualized net operating income represents the sum of i) pro-rata net operating income for the month of June 2011, annualized; and ii) the annual straight-line rent adjustment for existing leases which were in place as of June 30, 2011, calculated as if the leases began on June 30, 2011.

(5)
For properties that are less than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) an upward adjustment to net operating income based on current market rent to achieve 95% occupancy.  For properties that are more than 95% leased, pro-forma annualized net operating income represents the sum of i) current annualized net operating income, and ii) a downward adjustment to net operating income based on average in place rent to achieve 95% occupancy.

(6)
For properties that are less than 95% leased, estimated leasing capital costs represents the sum of i) capital expenditures, including tenant improvements and leasing commissions, expected to be spent to achieve 95% occupancy, and ii) existing contractual obligations for tenant improvement and leasing commission costs for leases in place as of June 30, 2011.  For properties that are more than 95% leased, estimated leasing costs represents existing contractual obligations for tenant improvement and leasing commission costs for leases in place as of June 30, 2011.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

(7)
Brandywine Realty Trust ("BDN") has a preferred equity position in the partnerships that own Commerce Square, which were previously wholly-owned by TPG. BDN will contribute a total of $25 million of preferred equity to the partnerships, of which $5 million has been contributed as of June 30, 2011, with the balance to be contributed by December 31, 2012. The preferred equity, which earns a preferred return of 9.25%, will be invested in a value-enhancement program designed to increase rental rates and occupancy at Commerce Square. The preferred equity balances as of June 30, 2011, including preferred return, of $2.6 million have been added to the loan balances of each of One Commerce Square and Two Commerce Square.

(8)
We have begun marketing efforts for the sale of three unconsolidated joint venture properties, 2500 City West, Centerpointe I & II, and Research Park Plaza I and II. These properties are reflected in the "Investments in Real Estate - Held for Sale" line item on the Unconsolidated Real Estate Entities Balance Sheets.

(9)
In the fourth quarter of 2010, we restructured the debt and equity capital in our Centerpointe partnership. As a result, Centerpointe I & II is encumbered by a senior mortgage loan in the amount of $55 million (TPGI share is $13.8 million) and a mezzanine loan in the amount of $22.2 million (TPGI share is $5.5 million). Additionally, CalSTRS and TPG have preferred equity interests of $38 million (95%) and $2 million (5%), respectively, which have a priority on distributions of available project cash and capital proceeds. After February 9, 2012, TPG may be required, at the election of CalSTRS, to increase its interest in the preferred equity to 25%, and commensurately reduce CalSTRS' interest to 75%, by contributing an amount equal to approximately $9.3 million.

(10)
Our Austin Portfolio bank term loan is secured by three of our Austin, Texas properties on a first mortgage basis and seven of our remaining Austin properties provide secondary equity pledges. Our pro-rata share of the obligation is $7.6 million, which is reflected entirely on the Westech 360 I-IV line. See footnote 4 on page 26 for discussions of the senior priority financing, which is senior to this term loan.

(11)	Oak Hill Plaza and Walnut Hill Plaza are co-borrowers under a loan agreement. The entire loan balance is included on the Oak Hill Plaza line.

(12)
Due to uncertainty regarding these matured loans currently in default, the adjusted historical NOI - cash basis, current annualized NOI, pro-forma annualized NOI at 95% occupancy and estimated leasing capital costs data has been omitted. See footnote 9 on page 26 for further discussion regarding these loans.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Same Property NOI is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We present this financial measure under the pro-rata consolidation method to provide supplemental information helpful to an understanding of the results of operations of our operating properties. Same Property NOI does not reflect the consolidated operations of the company, nor is it indicative of funds available to fund our cash needs. Same Property NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP) or as an alternative to net income (loss) as an indicator of our operating performance.

Same Property Net Operating Income (NOI) Comparison

	As of and for the three months ended June 30,
		TPGI Share
		(in thousands except square footage)
			NOI - Cash			NOI - GAAP			Percent Leased
	Number of Properties	Rentable Square Feet	2011	2010	Percentage Change	2011	2010	Percentage Change	2011	2010	Percentage Change
Same Properties:
Consolidated Operating Properties	4	2,094,804	$5,919	$5,535	6.9%	$5,994	$6,065	(1.2)%	80.8%	82.4%	(1.9)%
Joint Venture Operating Properties	20	1,645,178	5,035	4,829	4.3	5,626	5,322	5.7	85.7	84.4	1.5
Total/Average	24	3,739,982	$10,954	$10,364	5.7%	$11,620	$11,387	2.0%	84.9%	84.0%	1.1%

	As of and for the six months ended June 30,
		TPGI Share
		(in thousands except square footage)
			NOI - Cash			NOI - GAAP			Percent Leased
	Number of Properties	Rentable Square Feet	2011	2010	Percentage Change	2011	2010	Percentage Change	2011	2010	Percentage Change
Same Properties:
Consolidated Operating Properties	4	2,094,804	$12,132	$10,681	13.6%	$12,267	$11,750	4.4%	80.8%	82.4%	(1.9)%
Joint Venture Operating Properties	20	1,645,178	10,053	9,736	3.3	11,435	10,773	6.1	85.7	84.4	1.5
Total/Average	24	3,739,982	$22,185	$20,417	8.7%	$23,702	$22,523	5.2%	84.9%	84.0%	1.1%

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Reconciliation of Same Property NOI - Cash and - GAAP to Pro-Rata NOI (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
Rental, tenant reimbursements, and parking and other revenue	$23,158	$26,743	$47,495	$53,321
Property operating and maintenance expenses and real estate taxes	(12,224)	(14,469)	(25,245)	(28,685)
Pro-Rata NOI	10,934	12,274	22,250	24,636

Adjustments:
Straight line and other GAAP rent adjustments	(666)	(1,023)	(1,517)	(2,106)
Net operating loss from Green Fund	—	137	10	250
Net operating loss from development properties	374	899	855	1,564
Net operating income from properties controlled by special servicer	(356)	(382)	(717)	(752)
Net operating income from discontinued operations	1,100	839	2,212	1,605
Elimination of intercompany revenues and expenses	(432)	(657)	(870)	(1,312)
Adjustment to revenues and operating expenses for change in ownership interest in City National Plaza	—	(1,723)	—	(3,468)
Other (revenue)/expenses	—	—	(38)	—
Same Property NOI - Cash	10,954	10,364	22,185	20,417

Straight line and other GAAP rent adjustments	666	1,023	1,517	2,106

Same Property NOI - GAAP	$11,620	$11,387	$23,702	$22,523

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Expirations
The following table presents a summary of lease expirations for our portfolio for leases in place at June 30, 2011, plus available space. This table assumes that none of the tenants exercise renewal options or early termination rights, if any, at or prior to the scheduled expirations. Annualized net rent is based on the current net rent per leased square foot and excludes the effect of GAAP deferred rent adjustments and parking and other revenues.

TPGI Share of Consolidated and Unconsolidated Properties' Lease Expirations (1)
Year	Rentable Square Feet of Expiring Leases	Percentage of Aggregate Square Feet	Current Annualized Net Rent Per Leased Square Foot	Annualized Net Rent Per Leased Square Foot at Expiration
Vacant	630,954	17.2%	$—	$—
2011	61,819	1.7	15.76	15.61
2012	112,930	3.1	14.46	16.05
2013	432,367	11.8	18.25	19.30
2014	321,370	8.7	15.70	17.00
2015	507,265	13.8	17.09	18.45
2016	173,470	4.7	13.49	18.18
2017	344,366	9.4	16.84	19.77
2018	158,455	4.3	14.38	20.46
2019	79,232	2.2	16.43	22.04
2020	399,317	10.9	12.67	21.71
Thereafter	452,025	12.2	12.03	20.51
Total/Weighted Average	3,673,570	100.0%	$15.26	$19.34

(1)	Excludes properties controlled by a receiver.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
Lease Activity

	TPGI Share
	For the Three Months Ended
	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010
Retention (square feet):
Renewals	43,100	44,624	127,607	14,465	29,180
Leases expired	63,141	79,920	164,862	26,424	59,405
Retention %	68.3%	55.8%	77.4%	54.7%	49.1%
All Leases Signed (square feet)	92,032	73,202	181,453	59,450	64,506
Weighted Average Lease Term (years):	8.0	6.6	10.8	8.7	3.8
Weighted Average Free Rent Term (months):	7.8	6.0	3.3	12.5	2.4
Total Capital Costs Committed (per square foot per lease year) (1):
New leases	$4.55	$7.20	$7.27	$7.06	$6.28
Renewals	$2.13	$4.05	$2.82	$2.67	$4.26
Combined	$2.59	$5.28	$3.31	$6.42	$5.03

Quarterly Leasing Spread:
Leases Subject to Comparison (square feet)	86,708	54,719	178,244	59,207	62,554
New Leases/Expansions:
Cash Rent Change
Expiring Rate	$18.26	$18.58	$18.52	$16.95	$14.61
New Rate (2)	$16.51	$17.87	$19.63	$20.82	$20.43
Increase (decrease) %	(9.6)%	(3.8)%	6.0%	22.8%	39.8%
GAAP Rent Change
Expiring Rate	$17.40	$18.27	$17.64	$16.75	$14.42
New Rate	$18.43	$17.93	$21.43	$20.75	$20.45
Increase (decrease) %	5.9%	(1.9)%	21.5%	23.9%	41.8%
Renewals:
Cash Rent Change
Expiring Rate	$15.00	$20.23	$13.45	$16.64	$12.77
New Rate (2)	$14.04	$20.39	$12.42	$16.59	$16.52
Increase (decrease) %	(6.4)%	0.8%	(7.7)%	(0.3)%	29.4%
GAAP Rent Change
Expiring Rate	$13.68	$19.29	$13.29	$15.95	$11.91
New Rate	$19.20	$21.29	$15.72	$19.92	$15.62
Increase (decrease) %	40.4%	10.4%	18.3%	24.9%	31.2%
Combined:
Cash Rent Change:
Expiring Rate	$15.83	$19.94	$13.94	$16.85	$13.06
New Rate (2)	$14.70	$19.93	$13.10	$19.56	$17.31
Increase (decrease) %	(7.1)%	(0.1)%	(6.0)%	16.1%	32.5%
GAAP Rent Change:
Expiring Rate	$14.63	$19.11	$13.71	$16.50	$12.31
New Rate	$19.00	$20.67	$16.26	$20.50	$16.60
Increase (decrease) %	29.9%	8.2%	18.6%	24.2%	34.8%
(1) Includes tenant improvements and leasing commissions. (2) Represents initial cash net rent per square foot.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED
 ($ in thousands except for average amounts)
Our Development Properties

					Actual/Projected Entitlements			TPGI Share as of June 30, 2011
	Location	TPGI Percentage Interest	Number of Acres	Potential Property Types	Square Feet	Units	Status of Entitlements	Costs Incurred to Date	Average Cost Per Square Foot	Loan Balance
Pre-Development
Campus El Segundo (1)	El Segundo, CA	100%	23.9	Office/Retail/R&D/Hotel	1,700,000		Entitled	$57,229	$33.66	$17,000
MetroStudio@Lankershim (2)	Los Angeles, CA	NA	14.4	Office/Production Facility	1,500,000		Pending	16,440	10.96	—
Four Points Centre	Austin, TX	100	252.5	Office/Retail/R&D/Hotel	1,680,000		Entitled	18,038	10.74	—
2100 JFK Boulevard	Philadelphia, PA	100	0.7	Office/Retail/R&D/Hotel	366,000		Entitled	4,869	13.30	—
2500 City West land	Houston, TX	25	6.3	Office/Retail/Residential/Hotel	500,000		Entitled	1,832	14.65	—
CityWestPlace land	Houston, TX	25	25.0	Office/Retail/Residential	1,500,000		Entitled	5,336	14.23	—
					7,246,000			103,744	$17.29	17,000
Fee Services
Universal Village (3)	Los Angeles, CA	NA	124.0	Residential/Retail	180,000	2,937	Pending	—		—
Wilshire Grand (4)	Los Angeles, CA	NA	2.7	Office/Retail/Residential/Hotel	2,500,000	100	Pending	—		—
					9,926,000	3,037		$103,744		$17,000

Condominium Units Held for Sale					As of June 30, 2011
	Location	TPGI Percentage Interest		Description	Number of Units Sold To Date	Total Square Feet Sold To Date	Average Sales Price Per Square Foot Sold To Date	Number of Units Remaining To Be Sold (6)	Total Square Feet Remaining To Be Sold	List Price Per Square Foot to Be Sold		Book Carrying Value	Loan Balance
Murano	Philadelphia, PA	73%	(5)	43-story for-sale condominium project containing 302 units. Certificates of occupancy received for 100% of units	229	257,154	$514	73	94,342	$373 to $1,747	(7)	$48,022	$19,552

(1)
We have completed infrastructure improvements to our Campus El Segundo development site, including installing underground utilities, rough grading, and streetscape improvements. The first phase of development is anticipated to include a 225,000 square foot, six-story Class A office building and parking structure to be constructed on 2.7 acres, which we are currently marketing to prospective tenants. The number of acres and the costs incurred to date exclude approximately 2.2 acres currently held for sale. TPGI's carrying value of the 2.2 acres is approximately $2.8 million.

(2)
We are currently entitling this property, targeting approximately 1.5 million square feet. The first phase of this transit-oriented development is planned to become a television production facility and office space, in accordance with the space needs of NBC Universal. The project would be located on a long-term ground lease with the Los Angeles Metropolitan Transportation Authority (which owns the land) upon completion of entitlements.

(3)
We have been engaged by NBC Universal to entitle and master plan their Universal Studios Hollywood backlot on which we have a right of first offer (ROFO) to develop approximately 124 acres for residential and related retail and community-serving uses. We are pursuing environmental clearance and governmental approvals for approximately 2,937 residential units and 180,000 square feet of retail and community-serving space. Upon successful completion of the entitlement process and our exercise of the ROFO, it is anticipated this project will be developed in phases over several years, subject to market conditions.

(4)
We have been engaged by Korean Air to entitle and master plan a 2.7 acre site in downtown Los Angeles for 2.5 million square feet of development that consists of office, hotel, residential and retail uses. On March 29, 2011, we secured final Los Angeles City Council approval of the entitlement package, which allows Korean Air to redevelop the full city block site.

(5)	After full repayment of the Murano construction loan, which has a balance of $19.6 million at June 30, 2011, net proceeds from the project will be distributed, to the extent available, as follows:

i.	First, to TPGI as repayment of our first priority capital and a return on such capital, which has a balance of $10.2 million as of June 30, 2011;

ii.	Second, to TPGI and our partner equally for repayment of second priority capital and a return on such capital. TPGI's share of this tranche is $1.4 million as of June 30, 2011;

iii.	Third, the next $3.0 million to be split equally between TPGI and our partner;

iv.	Fourth, to TPGI for repayment of our original preferred equity contribution and a return on such capital, which has a balance of $32.5 million as of June 30, 2011;

v.	Fifth, the next $3.0 million to be split equally between TPGI and our partner; and

vi.	Any residual amounts will be allocated to TPGI and our partner 73% and 27%, respectively.

(6)	Of the 73 units remaining to sell as of June 30, 2011, 68 units are on high-rise floors with superior views. Subsequent to June 30, 2011, we have sold one additional unit.

(7)	The average list price per square foot is $846.

Thomas Properties Group, Inc.
Supplemental Financial Information
PORTFOLIO DATA - CONTINUED

Our Managed Properties

Managed Properties	Location	Year Built/Renovated	Rentable Square Feet	Percent Leased	Managed by TPG Since
800 South Hope Street	Los Angeles, CA	1985/2000	242,176	98.5%	2000
CalEPA Headquarters	Sacramento, CA	2000	950,939	100.0	2000
1835 Market Street	Philadelphia, PA	1987	686,503	87.0	2002
816 Congress	Austin, TX	1984	433,024	76.3	2011
Austin Centre	Austin, TX	1987	360,058	78.8	2011
Total/Weighted Average			2,672,700	89.8%

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY
(in thousands)

	As of June 30, 2011
Mortgages and Other Loans	Interest Rate	Principal Amount	TPGI Share of Principal Amount	Maturity Date	Maturity Date at End of Extension Options
2012 Maturity Date at End of Extension Options
Centerpointe I & II - senior mortgage loan	0.8%	$55,000	$13,750	2/9/2012	2/9/2012
Research Park Plaza I and II (1)	1.5	51,500	3,219	6/9/2012	6/9/2012
Stonebridge Plaza II (1)	1.3	37,500	2,344	6/9/2012	6/9/2012
Subtotal - 2012 maturities		144,000	19,313
2013 Maturity Date at End of Extension Options
Centerpointe I & II - mezzanine loan (2)	3.4	22,162	5,541	2/9/2012	2/9/2013
Two Commerce Square	6.3	107,362	107,362	5/9/2013	5/9/2013
Murano mortgage loan (3)	3.9	19,552	19,552	12/15/2013	12/15/2013
Subtotal - 2013 maturities		149,076	132,455
2014 Maturity Date at End of Extension Options
Austin Portfolio bank term loan (4)	3.5	121,999	7,625	6/1/2013	6/1/2014
Campus El Segundo (5)	4.0	17,000	17,000	7/31/2012	7/31/2014
Four Points Centre (6)	3.8	23,067	23,067	7/31/2012	7/31/2014
Subtotal - 2014 maturities		162,066	47,692
2015 and Thereafter- Maturity Date at End of Extension Options
Reflections I	5.2	21,177	5,294	4/1/2015	4/1/2015
Reflections II	5.2	8,822	2,206	4/1/2015	4/1/2015
Brookhollow Central I, II, and III (7)	2.8	37,750	9,438	7/21/2013	7/21/2015
City National Plaza - note payable to former partner	5.8	19,758	1,568	7/1/2012	1/4/2016
One Commerce Square	5.7	129,324	129,324	1/6/2016	1/6/2016
CityWestPlace (Buildings I & II)	6.2	121,000	30,250	7/6/2016	7/6/2016
Fair Oaks Plaza	5.5	44,300	11,075	2/9/2017	2/9/2017
Frost Bank Tower	6.1	150,000	9,375	6/11/2017	6/11/2017
One Congress Plaza	6.1	128,000	8,000	6/11/2017	6/11/2017
300 West 6th Street	6.0	127,000	7,938	6/11/2017	6/11/2017
One American Center	6.0	120,000	7,500	6/11/2017	6/11/2017
San Jacinto Center	6.0	101,000	6,313	6/11/2017	6/11/2017
San Felipe Plaza	4.8	110,000	27,500	12/1/2018	12/1/2018
2500 City West	5.5	65,000	16,250	12/5/2019	12/5/2019
CityWestPlace (Buildings III & IV)	5.0	95,000	23,750	3/5/2020	3/5/2020
City National Plaza - senior mortgage loan	5.9	350,000	27,781	7/1/2020	7/1/2020
2121 Market Street (8)	6.1	17,988	8,994	8/1/2033	8/1/2033
Subtotal - 2015 and thereafter maturities		1,646,119	332,556
Total		$2,101,261	$532,016
Weighted average interest rate at June 30, 2011	5.2%
Loans on Properties Controlled by a Receiver
Four Falls Corporate Center (9)	5.3%	$52,067	$13,017	3/6/2010	N/A
Oak Hill Plaza/ Walnut Hill Plaza (9)	5.3	44,452	11,113	3/6/2010	N/A
Total - properties controlled by a receiver		$96,519	$24,130
Footnotes on following page

Thomas Properties Group, Inc.
Supplemental Financial Information
DEBT SUMMARY - CONTINUED

Footnotes to Debt Summary on previous page:

In connection with some of the loans listed in the Debt Summary, our operating partnership is subject to customary non-recourse carve out obligations, in the case of consolidated assets; and TPG/CalSTRS is subject to customary non-recourse carve out obligations in the case of certain joint venture assets.

(1)	We exercised the last extension option for both the senior and mezzanine loan, which extended the maturity date to June 9, 2012.

(2)
The mezzanine loan provides us with the right to prepay the loan equal to a 50% discount on the principal plus a participation feature for the lender. The loan has a one-year extension option at our election.

(3)
On June 21, 2011, the loan was refinanced with a new mortgage loan in the amount of $21.5 million. At closing, $19.9 million of the loan was funded, with an additional $1.4 million available for funding interest expense and $0.2 million available for leasing costs related to the retail space. The loan bears interest at the one-month LIBOR plus 3.75% and matures on December 15, 2013. TPG gave the lender a limited guaranty which (i) guarantees repayment of the loan in the event of certain bankruptcy events affecting the borrower, (ii) guarantees payment of the lender's damages from customary “bad boy” actions of the borrower or TPG (such as fraud,  physical waste of the property, misappropriation of funds and similar bad acts); and (iii) guarantees payment of the amount, if any, by which the loan balance at the time exceeds 80% of the bulk sale value of the collateral upon an acceleration of the loan triggered by a borrower default.

(4)
We and our partners in the Austin Portfolio have committed to fund $60 million of senior priority financing, which is senior to the Austin Portfolio bank loan. $51.5 million of the $60 million commitment has been funded as of June 30, 2011, of which our share is $3.2 million, and is accounted for as equity.

(5)
The loan has two one-year extension options remaining, subject to our compliance with certain covenants, with a final maturity date of July 31, 2014 if all extension options are exercised. A payment of up to $2.5 million is due at the time of each extension in order that the loan balance not exceed $12.0 million and $9.5 million at July 31, 2013 and July 31, 2014, respectively. The lender has approved the first extension option which extended the loan to July 31, 2012. There is a $2.5 million payment due by October 31, 2011 related to the first extension option. We have guaranteed this loan.

(6)
The loan has two one-year extension options at our election subject to certain conditions. As of June 30, 2011, $7.6 million is available to be drawn to fund tenant improvement costs and certain other project costs related to two office buildings. The first option to extend is subject to a 75% loan-to-value ratio and a minimum debt yield, among other things. The second option to extend is subject to a 75% loan-to-value ratio, executed leases representing at least 90% of the net rentable area, and a minimum debt yield, among other things. As required by the lender, we made a $2.0 million principal reduction due to buildings being less than 35% leased during the quarter ended June 30, 2011. We have guaranteed completion of the tenant improvements and 46.5% of the balance of the outstanding principal balance and interest payable on the loan, which results in a maximum guarantee amount of $10.7 million as of June 30, 2011. Upon the occurrence of certain events, our maximum liability as guarantor will be reduced to 31.5% of all sums payable under this loan, and upon the occurrence of further events, our maximum liability as guarantor will be reduced to 25% of all sums payable under the loan. We have agreed to certain financial covenants on this loan as the guarantor, which we were in compliance with as of June 30, 2011. We have also provided additional collateral of approximately 62.4 acres of fully entitled unimproved land which is immediately adjacent to the office buildings.

(7)
Under this mortgage loan, there is an additional $2.5 million to be funded ratably over the next nine quarters, and $15.0 million available for future funding of construction costs related to the redevelopment of Brookhollow Central I. The loan bears interest at LIBOR plus 2.6% and is for a three-year term plus two one-year extensions, subject to certain conditions, to mature upon final extension in July 2015.

(8)	The loan is guaranteed by our operating partnership and our co-general partner in the partnership that owns 2121 Market Street, up to a maximum amount of $3.3 million.

(9)
Subsidiaries of TPG/CalSTRS (the “borrowers”) elected not to repay these mortgage loans in the aggregate amount of $96.5 million by the maturity date of March 6, 2010 and therefore, the loans are in default. The borrowers are accruing interest on these loans at a default rate, which ranges from 10.3% to 10.5% per annum. These loans are non-recourse to the Company. On June 23, 2011, the Court of Common Pleas of Montgomery County, Pennsylvania approved an order for the appointment of a receiver. Additionally, the Court approved, and judgment in mortgage foreclosure was entered in favor of the lenders. The final transfer of the properties to the lenders is expected to occur in the third or fourth quarter of this year.

Thomas Properties Group, Inc.
Supplemental Financial Information
CAPITAL STRUCTURE
(in thousands, except share data)
The following is the capital structure of TPGI as of June 30, 2011:

Debt		Aggregate Principal
Mortgage and other secured loans		$296,305
Company share of unconsolidated debt		235,564
Company share of unconsolidated debt controlled by a receiver		24,130
Total combined debt		$555,999

Equity	Shares/Units Outstanding	Market Value (1)
Common stock	37,094,995	$119,075
Operating partnership units (2)	12,673,265	40,681
Total common equity	49,768,260	$159,756
Total consolidated market capitalization		$456,061
Total combined market capitalization (3)		$715,755

(1)	Based on the closing price of $3.21 per share of TPGI common stock on June 30, 2011.

(2)	Includes operating partnership units and incentive units as of June 30, 2011.

(3)	Includes TPGI's share of debt of unconsolidated real estate entities.

Thomas Properties Group, Inc.
Supplemental Financial Information
OTHER INFORMATION
Principal Corporate Office
Thomas Properties Group, Inc.
515 South Flower Street
Sixth Floor
Los Angeles, CA 90071
Phone: (213) 613-1900
Fax: (213) 633-4760
www.tpgre.com

The information contained on our website is not incorporated herein by reference and does not constitute a part of this supplemental financial information.

Investor Relations	Transfer Agent and Registrar	Stock Market Listing
Diana M. Laing	Computershare Trust Company	NASDAQ: TPGI
Chief Financial Officer	P.O. Box 43023
515 South Flower Street	Providence, RI 02940-3023
Sixth Floor	Phone: (781) 575-2879
Los Angeles, CA 90071
Phone: (213) 613-1900
E-mail: dlaing@tpgre.com
Board of Directors and Executive Officers

James A. Thomas	Chairman, President and CEO
John R. Sischo	Co-Chief Operating Officer and Director
Paul S. Rutter	Co-Chief Operating Officer and General Counsel
Randall L. Scott	Executive Vice President and Director
Thomas S. Ricci	Executive Vice President
Diana M. Laing	Chief Financial Officer and Secretary
Todd L. Merkle	Chief Investment Officer
Robert D. Morgan	Senior Vice President, Accounting and Administration
R. Bruce Andrews	Director
Edward D. Fox	Director
John L. Goolsby	Director
Winston H. Hickox	Director